Exhibit 99.1

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

x
In re	:	Chapter 11 Case No.
:
BEARINGPOINT, INC., et al.,	:	09 — 10691 (REG)
:
Debtors.	:	(Jointly Administered)
:
x
NOTICE OF OCCURRENCE OF EFFECTIVE DATE OF DEBTORS’
MODIFIED SECOND AMENDED JOINT PLAN UNDER CHAPTER 11
OF THE BANKRUPTCY CODE, DATED DECEMBER 17, 2009
     PLEASE TAKE NOTICE that, on December 22, 2009, the United States Bankruptcy Court for the Southern District of New York entered an order in the above-captioned chapter 11 cases confirming the Debtors’ Modified Second Amended Joint Plan Under Chapter 11 of the Bankruptcy Code, dated December 17, 2009 (the “Plan”).
     PLEASE TAKE FURTHER NOTICE that, on December 30, 2009, the Effective Date (as defined in the Plan) occurred and the Plan was substantially consummated.

Dated:	December 31, 2009
New York, New York

/s/ Alfredo R. Pérez
Marcia L. Goldstein
Joseph H. Smolinsky
WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
Telephone: (212) 310-8000
Facsimile: (212) 310-8007

                  and

Alfredo R. Pérez
WEIL, GOTSHAL & MANGES LLP
700 Louisiana Street, Suite 1600
Houston, Texas 77002
Telephone: (713) 546-5000
Facsimile: (713) 224-9511

Attorneys for Debtors
and Debtors in Possession